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EXHIBIT 5.1

Kerzner International Limited
Executive Offices
Coral Towers
Paradise Island, The Bahamas

December 10, 2004

Dear Sirs:

        I am Associate General Counsel of Kerzner International Limited, formerly known as Sun International Hotels Limited, a company organized and existing under the laws of the Commonwealth of The Bahamas (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed on or about the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to 3,000,000 ordinary shares of the Company, par value $.001 per share, issuable pursuant to the Kerzner International Limited 2003 Stock Incentive Plan (the "2003 Stock Incentive Plan").

        In connection with this opinion, I have examined an executed copy of the Registration Statement and the Articles of Association and Memorandum of Association of the Company. I have also examined originals or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, and other instruments, and I have conducted such other investigations of fact and law as I have deemed necessary or appropriate for the purposes of this opinion. I have for the purpose of this opinion assumed the genuineness of all signatures examined by me, the authenticity of all documents and records submitted to me as originals and the conformity to all original documents of all documents submitted to me as certified or facsimile copies.

        I am qualified to render opinions only as to the laws of the Commonwealth of The Bahamas applicable therein, and I express no opinion as to the laws of any other jurisdiction.

        Based upon and relying upon the foregoing (and subject to the qualifications and assumptions contained herein) I am of the following opinion:

  1.
  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of The Bahamas; and

  2.
  The ordinary shares have been duly and validly authorized by the Company and, when issued and delivered in accordance with the terms of the 2003 Stock Incentive Plan and the stock options exercised thereunder, will be validly issued, fully paid and nonassessable.

        The opinions expressed herein are furnished by me as Associate General Counsel of the Company and are solely for your benefit in connection with the present transaction, and, other than as stated hereunder, may not be relied upon in any manner for any other purpose, or by any other persons, without my prior written consent.

        I hereby consent to the use of this letter as an exhibit to the Registration Statement.

                      Yours faithfully,

                      /s/ GISELLE M. PYFROM
                      Senior Vice President
                      General Counsel

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